Exhibit 10.37

RESTRICTED SHARE AGREEMENT
UNDER THE BROOKDALE SENIOR LIVING INC.
2014 OMNIBUS INCENTIVE PLAN
This Award Agreement (this “Restricted Share Agreement”), dated as of January 5, 2018 (the “Date of Grant”), is made by and between Brookdale Senior Living Inc., a Delaware corporation (the “Company”), and Daniel A. Decker (the “Participant”). Capitalized terms not defined herein shall have the meaning ascribed to them in the Brookdale Senior Living Inc. 2014 Omnibus Incentive Plan (as amended and/or restated from time to time, the “Plan”). Where the context permits, references to the Company shall include any successor to the Company.

WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) has awarded the Participant shares of restricted stock that are subject to performance-based vesting conditions, subject to the Participant’s agreement to the terms and conditions set forth in this Restricted Share Agreement; and

WHEREAS, the performance targets applicable to the shares have been previously established by the Compensation Committee and are set forth on Exhibit A hereto.

NOW, THEREFORE, in consideration of the premises and mutual promises herein contained, it is agreed as follows:
1.    Grant of Restricted Shares. The Company hereby grants to the Participant 26,245 shares of Common Stock (such shares, the “Restricted Shares”), subject to all of the terms and conditions of this Restricted Share Agreement and the Plan.
2.    Lapse of Restrictions.
(a)    Vesting.
(i)     General. Subject to the provisions set forth below, the restrictions on transfer set forth in Section 2(b) hereof shall lapse, and up to 100% of the Restricted Shares may vest, on December 31, 2018 (the “Vesting Date”), subject to satisfaction of the performance condition and the service condition set forth below. The exact percentage vesting will be determined by the degree to which the performance targets based on the Common Stock Price have been met, in accordance with the schedule set forth on Exhibit A hereto. For purposes of this Agreement, “Common Stock Price” means the volume weighted average price per share of Common Stock reported on the New York Stock Exchange (or such other national securities exchange upon which the Common Stock is then traded) for the fifteen consecutive trading days immediately preceding the earlier to occur of (i) the date on which Participant ceases to serve as Executive Chairman of the Board of Directors of the Company or (ii) December 31, 2018 (such earlier date, the “Testing Date”). Any Restricted Shares for which the foregoing performance condition is not met as of the Testing Date shall be forfeited as of the Testing Date. Except as otherwise specifically set forth herein, vesting on the Vesting Date is subject to the continued service of the Participant as a director or as an employee of the Company or one of its Subsidiaries or Affiliates as of the Vesting Date. Notwithstanding the foregoing, upon the occurrence of a Change in Control, provided the Participant is providing service as a director or as an employee of the Company or one of its Subsidiaries or Affiliates as of such date, the restrictions on transfer set forth in Section 2(b) hereof with respect to the Restricted Shares then outstanding and subject to vesting shall immediately lapse and such Restricted Shares shall be fully vested effective upon the date of the Change in Control. Notwithstanding anything herein to the contrary, no fractional shares shall be issuable upon any vesting date. With respect to all Restricted Shares, the Participant shall be entitled to receive, and retain, all ordinary and extraordinary cash and stock dividends which may be declared on the Restricted Shares with a record date on or after the Date of Grant and before any forfeiture thereof (regardless of whether a share later vests or is forfeited).
(ii)     Following Certain Terminations of Service. Subject to the following sentence, upon such time that Participant’s service both as a director and as an employee of the Company has been terminated for any reason, any Restricted Shares as to which the restrictions on transferability described in this Section shall not already have lapsed shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind and neither the Participant nor any of the Participant’s successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such Restricted Shares.
Notwithstanding the foregoing or any provision hereof to the contrary, in the event that the Participant’s service both as a director and as an employee of the Company is terminated by death or Disability on or prior to the Vesting Date, then any Restricted Shares then outstanding that are not vested as of the date of such termination shall immediately vest.
(b)    Restrictions. Until the restrictions on transfer of the Restricted Shares lapse as provided in Section 2(a) hereof, or as otherwise provided in the Plan, no transfer of the Restricted Shares or any of the Participant’s rights with respect to the Restricted Shares, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Unless the Administrator determines otherwise, upon any attempt to transfer Restricted Shares or any rights in respect of Restricted Shares before the lapse of such restrictions, such Restricted Shares, and all of the rights related thereto, shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company without consideration of any kind.
3.    Adjustments. Pursuant to Section 5 of the Plan, in the event of a change in capitalization as described therein, the Administrator shall make such equitable changes or adjustments, as it deems necessary or appropriate, in its discretion, to the performance-vesting goals set forth in subsection 2(a)(i) and to the number and kind of securities or other property (including cash) issued or issuable in respect of outstanding Restricted Shares.
4.    Legend on Certificates. The Participant agrees that any certificate issued for Restricted Shares (or, if applicable, any book entry statement issued for Restricted Shares) prior to the lapse of any outstanding restrictions relating thereto shall bear the following legend (in addition to any other legend or legends required under applicable federal and state securities laws):

THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF REPURCHASE (THE “RESTRICTIONS”) AS SET FORTH IN THE BROOKDALE SENIOR LIVING INC. 2014 OMNIBUS INCENTIVE PLAN AND A RESTRICTED SHARE AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND BROOKDALE SENIOR LIVING INC., COPIES OF WHICH ARE ON FILE WITH THE SECRETARY OF THE COMPANY. ANY ATTEMPT TO DISPOSE OF THESE SHARES IN CONTRAVENTION OF THE RESTRICTIONS, INCLUDING BY WAY OF SALE, ASSIGNMENT, TRANSFER, PLEDGE, HYPOTHECATION OR OTHERWISE, SHALL BE NULL AND VOID AND WITHOUT EFFECT AND SHALL RESULT IN THE FORFEITURE OF SUCH SHARES AS PROVIDED BY SUCH PLAN AND AGREEMENT.
5.    Certain Changes. The Administrator may accelerate the date on which the restrictions on transfer set forth in Section 2(b) hereof shall lapse or otherwise adjust any of the terms of the Restricted Shares; provided that, subject to Section 5 of the Plan and Section 18 hereof, no action under this Section shall adversely affect the Participant’s rights hereunder.
6.    Notices. All notices and other communications under this Restricted Share Agreement shall be in writing and shall be given by facsimile or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given three days after mailing or 24 hours after transmission by facsimile to the respective parties, as follows: (i) if to the Company, at Brookdale Senior Living Inc., 111 Westwood Place, Suite 400, Brentwood, TN 37027, Facsimile: (615) 564-8204, Attn: General Counsel and (ii) if to the Participant, using the contact information on file with the Company. Either party hereto may change such party’s address for notices by notice duly given pursuant hereto.
7.    Securities Laws Requirements. The Company shall not be obligated to transfer any Common Stock to the Participant free of the restrictive legend described in Section 4 hereof or of any other restrictive legend, if such transfer, in the opinion of counsel for the Company, would violate the Securities Act of 1933, as amended (the “Securities Act”) (or any other federal or state statutes having similar requirements as may be in effect at that time).
8.    No Obligation to Register. The Company shall be under no obligation to register the Restricted Shares pursuant to the Securities Act or any other federal or state securities laws.
9.    Protections Against Violations of Agreement. No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Restricted Shares by any holder thereof in violation of the provisions of this Restricted Share Agreement will be valid, and the Company will not transfer any of said Restricted Shares on its books nor will any of such Restricted Shares be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

10.    Taxes.
(a)    If the Company is required to withhold tax upon the vesting of Restricted Shares, the Participant shall pay to the Company promptly upon request, and in any event at the time the Participant recognizes taxable income with respect to such Restricted Shares (or, if the Participant makes an election under Section 83(b) of the Code in connection with such grant), an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Shares. In lieu of paying such amount to the Company, the Participant may satisfy the foregoing requirement by, on or before the date such amount is due, either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) with the approval of the Administrator, in its sole discretion, delivering already owned unrestricted shares of Common Stock, in each case having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date as of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash.
(b)    If the Company is not required to withhold tax upon the vesting of Restricted Shares, the Participant shall be solely responsible for the payment of any applicable taxes, including but not limited to, estimated taxes and self-employment taxes, as well as any interest or penalties which may be assessed, imposed or incurred with respect to such Restricted Shares.
(c)    The Participant may make an election under Section 83(b) of the Code to recognize taxable income with respect to the Restricted Shares on the Date of Grant. The Participant shall promptly notify the Company of any such election made pursuant to Section 83(b) of the Code. A form of such election is attached hereto as Exhibit B.
THE PARTICIPANT ACKNOWLEDGES THAT IT IS THE PARTICIPANT’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF THE PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON THE PARTICIPANT’S BEHALF.

The Participant acknowledges that the tax laws and regulations applicable to the Restricted Shares and the disposition of the Restricted Shares following vesting are complex and subject to change.
11.    Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Restricted Share Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.
12.    Governing Law. This Restricted Share Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to its principles of conflict of laws.
13.    Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Restricted Shares and this Restricted Share Agreement shall be subject to all terms and conditions of the Plan.
14.    Amendments; Construction. The Administrator may amend the terms of this Restricted Share Agreement prospectively or retroactively at any time, but no such amendment shall impair the rights of the Participant hereunder without his or her consent. Headings to Sections of this Restricted Share Agreement are intended for convenience of reference only, are not part of this Restricted Share Agreement and shall have no effect on the interpretation hereof.
15.    Survival of Terms. This Restricted Share Agreement shall apply to and bind the Participant and the Company and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.
16.    Rights as a Stockholder. The Participant shall have no right with respect to Restricted Shares to vote as a stockholder of the Company during the period in which such Restricted Shares remain subject to a substantial risk of forfeiture.
17.    Agreement Not a Contract for Services. Neither the Plan, the granting of the Restricted Shares, this Restricted Share Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Participant has a right to continue to provide services as an officer, director, employee, consultant or advisor of the Company or any Subsidiary or Affiliate for any period of time or at any specific rate of compensation.
18.    Authority of the Administrator. The Administrator shall have full authority to interpret and construe the terms of the Plan and this Restricted Share Agreement (including, without limitation, the authority to determine whether, and the extent to which, any performance-vesting goals have been achieved). Pursuant to the terms of the Plan, the Administrator shall also have full authority to make equitable adjustments to any performance-vesting goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

The determination of the Administrator as to any such matter(s) set forth in this Section 18 shall be final, binding and conclusive.
19.    Representations. The Participant has reviewed with the Participant’s own tax advisors the Federal, state, local and foreign tax consequences of the transactions contemplated by this Restricted Share Agreement. The Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. The Participant understands that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by this Restricted Share Agreement.
20.    Severability. Should any provision of this Restricted Share Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Restricted Share Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification (if any) to become a part hereof and treated as though contained in this original Restricted Share Agreement. Moreover, if one or more of the provisions contained in this Restricted Share Agreement shall for any reason be held to be excessively broad as to scope, activity, subject or otherwise so as to be unenforceable, in lieu of severing such unenforceable provision, such provision or provisions shall be construed by the appropriate judicial body by limiting or reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear, and such determination by such judicial body shall not affect the enforceability of such provision or provisions in any other jurisdiction.
21.    Acceptance. The Participant hereby acknowledges receipt of a copy of the Plan and this Restricted Share Agreement. The Participant has read and understands the terms and provisions of the Plan and this Restricted Share Agreement, and accepts the Restricted Shares subject to all the terms and conditions of the Plan and this Restricted Share Agreement. The Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Restricted Share Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Restricted Share Agreement as of the day and year first above written.

BROOKDALE SENIOR LIVING INC.

By: /s/ T. Andrew Smith
Name: T. Andrew Smith
Title: President and Chief Executive Officer

Daniel A. Decker

/s/ Daniel A. Decker
Participant

EXHIBIT A

Vesting of the Restricted Shares will be dependent upon the Common Stock Price calculated in accordance with Section 2(a)(i) of the Restricted Share Agreement, as set forth in the grid below.

[Intentionally Omitted]

Vesting will not be interpolated between these levels.

NOTE: Should you wish to make an election under Section 83(b), please contact the
Compensation Department

EXHIBIT B
ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in taxpayer’s gross income for the current taxable year the amount of any compensation taxable to taxpayer in connection with taxpayer’s receipt of the property described below:

1.    The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:

NAME OF SPOUSE:

ADDRESS:

IDENTIFICATION NO. OF TAXPAYER:

IDENTIFICATION NUMBER OF SPOUSE:

TAXABLE YEAR:

2.    The property with respect to which the election is made is described as follows:

_______ shares of Common Stock, par value $.01 per share, of Brookdale Senior Living Inc. (“Company”).

3.    The date on which the property was transferred is: ________________, 20__.

4.    The property is subject to the following restrictions:

The property may not be transferred and is subject to forfeiture under the terms of an agreement between the taxpayer and the Company. These restrictions lapse upon the satisfaction of certain conditions in such agreement.

5.    The fair market value at the time of transfer, determined without regard to any restriction other than a restriction which by its terms will never lapse, of such property is: $ ______________.

6.     The amount (if any) paid for such property is: $ ______________.

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated: _________________, 20__
Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated: _________________, 20__
Spouse of Taxpayer